Exhibit 10.1

Mutual Assurance Agreement

This Mutual Assurance Agreement is entered into effective June 27, 2008 by and between Quality Systems, Inc. and Louis E. Silverman with respect to the following:

1.

In light of my resignation from the company effective August 16, 2008,  in order to ensure an orderly transition, the QSI Board of Directors has requested that I resign from the Board effective June 30, 2008.

2.

I am willing to accommodate the Board's request, and I hereby agree to resign from the Board effective at 12:01am on June 30, 2008, provided the Company and the Board agree with me that this "Early Resignation" from the Board (i.e., resignation as of June 30 rather than August 16):

(a) does not constitute a breach of any duties I owe to the Company or trigger any obligations applicable to me under the Employment Agreement; and

(b) does not constitute a breach of any duties the Company owes to me or trigger any obligations applicable to the Company with respect to me under the Employment Agreement.

s/LOUIS E. SILVERMAN

Louis E. Silverman

Agreed:

QUALITY SYSTEMS, INC.

By: s/PAUL HOLT

Its: CHIEF FINANCIAL OFFICER

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